Exhibit 4.19
November 15, 2005
Compagnie Générale de Géophysique
Rights Offering
Underwriting Agreement

BNP PARIBAS
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
RBC Capital Markets Corporation
(collectively, the “Managers”)
c/o BNP Paribas
16 boulevard des Italiens
75009 Paris
France
Credit Suisse First Boston (Europe) Limited (“CSFB”)
One Cabot Square
London, England E14 4QJ
Ladies and Gentlemen:
     Compagnie Générale de Géophysique (the “Company”), a société anonyme incorporated under the laws of France and registered at the Evry Commercial Registry under Number B 969 202 241 (69B00224), proposes, subject to the terms and conditions stated herein, to increase its share capital by issuing new shares by attributing preferential subscription rights (the “Subscription Rights”, which term includes any rights attributed to the shares issued to holders of stock options upon exercise thereof or upon conversion of the Convertible Bonds (as defined herein) prior to the date of suspension specified in the Note d’Opération (as defined herein)) to its shareholders, permitting the holders of the Subscription Rights to subscribe for up to 4,327,776 newly issued ordinary shares (the “New Shares”) of the Company (the offer of the New Shares is referred to herein as the “Offering”). The Managers named above have severally agreed to procure subscribers for the New Shares not subscribed by rights holders, failing which to subscribe for the New Shares themselves, in each case on the terms and subject to the conditions set forth herein.
     In accordance with the delegation of powers granted to it by the extraordinary general meeting of shareholders on May 12, 2005, the Company’s Board of Directors at its meeting of November 14, 2005 delegated to the Chairman and Chief Executive Officer all powers necessary to conduct the Offering and determine its terms. On November 15, 2005, the Chairman and Chief Executive Officer determined the terms of and decided to proceed with the Offering.

     Subscription for New Shares is reserved in priority for owners of existing shares, by virtue of their preferential subscription rights guaranteed to them by law, as well as assignees of such rights, who may subscribe as of right (à titre irréductible) for 6 New Share(s) for every 19 Subscription Rights. The New Shares that are not subscribed on this basis will be distributed and allotted to persons holding Subscription Rights and wishing to subscribe for additional New Shares (à titre réductible) up to the number requested, or if insufficient New Shares are available, pro rata to their Subscription Rights. The subscription period will begin on November 21, 2005 and close on December 2, 2005 (the “Subscription Period”). The Subscription Rights will be tradable during the Subscription Period and such Subscription Rights will be separated (détachés) from the shares on November 21, 2005 and traded separately on Eurolist by Euronext Paris (“Eurolist”) on the same day and until the end of the Subscription Period.
     The New Shares will be the subject of an application for listing on Eurolist to take effect on December 16, 2005. The New Shares will be listed on Eurolist on the same line as the existing shares.
     The New Shares will be offered in a public offering in France and in and outside France in an international offering to institutional investors. The Subscription Rights and the New Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”). Accordingly, the procedures implemented in connection with the Subscription Rights provide that they may only be exercised: (i) in the United States, upon certification that the subscriber is a qualified institutional buyer (as defined in Rule 144A under the Securities Act), pursuant to the exemption from registration under Section 4(2) under the Securities Act, and (ii) in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). The same procedures will apply to the offer and sale by the Managers of any New Shares subscribed by them pursuant to this Agreement.
     In connection with the offer, issue and sale of the New Shares, the Company has prepared an offering circular dated November 15, 2005 (as amended or supplemented, including the material incorporated by reference therein, the “Offering Circular”) and a French prospectus dated November 15, 2005 (as amended or supplemented, the “Prospectus”, and together with the Offering Circular, the “Offering Documents”). The Offering Circular incorporates by reference, among other documents, Amendment No.2 (“Amendment No.2”) to the Company’s annual report on Form 20-F (the “Form 20-F”) for the year ended December 31, 2004, filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2005 and the Company’s reports on Form 6-K furnished to the SEC and identified as incorporated by reference in the Offering Circular. The Prospectus, which was granted visa number 05-764 from the Autorité des marchés financiers (the “AMF”), consists of the Company’s Document de Référence registered with the AMF on April 18, 2005 under number D.05-0475, as updated on November 15, 2005 under number D. D.05-0475-A01 (the “Document de Référence”), and the Company’s Note d’Opération dated November 15, 2005 (the “Note d’Opération”). A legal notice about the Offering will be published in the Bulletin des annonces légales obligatoires (“BALO”) on November 18, 2005.
     The Company hereby agrees with the several Managers as follows:

1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the several Managers that as of the date of this Agreement and the Closing Date (as defined in Section 3(c) below):
     (a) The Offering Circular, as of its date and as of the Closing Date, and the Prospectus as of its date and as of the Closing Date, did not and, as applicable, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Documents made in reliance upon and in conformity with written information furnished to the Company by the Managers specifically for use therein, it being understood and agreed that the only such information furnished by the Managers consists of the following information in the Offering Documents: the table entitled “Manager” under the caption “Plan of Distribution” in the Offering Circular.
     (b) On the date the Prospectus received the visa from the AMF, the Prospectus conformed in all material respects to the requirements set forth by applicable French law or AMF regulations. In connection with the update to the Document de Référence and the visa of the AMF on the Prospectus, the statutory auditors of the Company have provided to the Company, with a copy to the AMF, letters (lettres de fin de travaux) as contemplated by Article 212-15 of the Règlement général of the AMF that do not contain any reservations, qualifications or observations other than as reflected in the statements (attestations) of the Chairman and Chief Executive Officer of the Company included in the update to the Document de Référence under Section 1.2 and the Prospectus under Section 1 “Responsable du prospectus"; copies of such letters are attached as Exhibit 1(b) hereto; such letters have not been amended, supplemented or superseded. The press releases issued by the Company with respect to the launch of the Offering and the pricing of the Offering conformed in all material respects to the requirements set forth by applicable French law or AMF regulations. The Form 20-F complies in all material respects as to form with the requirements of the Securities Act and the rules and regulations thereunder.
     (c) The Company has been duly incorporated, is validly existing as a société anonyme under the laws of France, with full power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Offering Documents; and the Company is lawfully qualified to do business in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
     (d) Each subsidiary of the Company set forth on Schedule 2 hereto has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own and lease its property and conduct its business as described in the Offering Documents; and each subsidiary of the Company is lawfully qualified to do business in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of the Company and each subsidiary of the Company has been duly and validly authorized and issued under the laws of the jurisdiction of its incorporation and is fully paid and, if applicable, non-assessable; and except as set forth in Schedule 2 hereto, the capital stock of each subsidiary of the Company is owned, directly or through subsidiaries, by the Company, free and clear of all liens, encumbrances and defects, except as disclosed in the Offering Documents; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, common stock or any other class of capital stock of the Company, except as disclosed in the Offering Documents.
     (e) The Company has the power and authority (corporate and other) to enter into this Agreement and any documents entered into in connection herewith, in each case to which it is a party.
     (f) The New Shares have been duly and validly authorized by the Company and, when issued against payment therefor and when the depositary certificate required by Article L. 225-146 of the French Commercial Code is issued as provided herein, will be duly and validly issued and fully paid.
     (g) All dividends and other distributions declared and payable on the shares of capital stock of the Company in Euro may under the current laws and regulations of France be converted into foreign currency that may be freely transferred out of France without the necessity of obtaining any Governmental Authorization (as defined below) in France.
     (h) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Managers for a brokerage commission, finder’s fee or like payment in connection with the Offering, other than the fees payable to the Managers in connection with the Offering.
     (i) No consent, approval, authorization, or order of, or filing with, any Governmental Agency (as defined below) (each, a “Governmental Authorization”) is required for the consummation of the transactions contemplated by this Agreement in connection with the Offering, except, in each case, such as have been or, prior to the Closing Date, will be obtained, and except as may be required under US state securities or “Blue Sky” laws.
     (j) None of the Company or any subsidiary of the Company is (i) in violation of its respective articles of association, charter, by-laws or other constitutive documents, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject except for such default or event which would not, individually or in the aggregate, have a Material Adverse Effect or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except for such violation which would not, individually or in the aggregate, have a Material Adverse Effect.
     (k) No stamp or other issuance or transfer taxes or duties (other than fixed rate duty and timbres de dimension, the non-payment of which does not affect the validity of this Agreement) are payable to or in France or any political subdivision or taxing authority thereof or therein by or on behalf of the Managers in connection with the sale and delivery by the Company of the New Shares to or for the respective accounts of the Managers or the sale and delivery by such Managers of the New Shares to the initial purchasers thereof (provided that no deed evidencing the sale of the Shares is executed in France), or the consummation of any transaction contemplated by this Agreement in connection with the issuance, sale and delivery of the New Shares, and generally no capital gains, income or withholding taxes are payable in France by the Managers who are non-French residents for French tax purposes and who are not acting through a permanent establishment or representative located in France in connection with the sale and delivery by such Managers of the New Shares to the initial purchasers thereof or the consummation of any transaction contemplated by this Agreement in connection with the sale and delivery of the New Shares (provided that such provision shall not apply to future resales and deliveries of the Shares); for the avoidance of doubt, the payment of commissions and fees pursuant to this agreement is subject to applicable French tax law and the sale of the New Shares by the Managers may be subject to the French impôt de bourse.
     (l) The issuance of the New Shares pursuant to the exercise of the Subscription Rights or pursuant to this Agreement, and the compliance by the Company with the terms and provisions hereof and the consummation of the transactions herein contemplated, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or stock exchange authority or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company, or any of their respective properties (each, a “Governmental Agency”), except for such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) the charter or by-laws of the Company or any such subsidiary.
     (m) This Agreement has been duly authorized and executed by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability from time to time in effect relating to or affecting creditors’ rights and to general principles of equity and except in connection with rights to indemnification and contribution thereunder that may be limited by federal or state securities laws or public policy relating thereto.

     (n) Except as disclosed in the Offering Documents, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Documents, the Company and its subsidiaries hold any leased (including by way of charter party) real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.
     (o) Neither the Company nor any of its subsidiaries has taken any action nor, so far as the Company is aware, have any steps been taken or legal proceedings been started or threatened against it or any of its subsidiaries for winding-up, dissolution or reorganization, or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or any of its subsidiaries or any assets of it or any of its subsidiaries.
     (p) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate Governmental Agencies necessary to conduct the business now operated by them except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.
     (q) No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.
     (r) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.
     (s) Neither the Company nor any of its subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any Governmental Agency relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws or (iv) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

     (t) Except as described in the Offering Documents, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the Offering; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.
     (u) The audited consolidated financial statements of the Company as of and for the years ended December 31, 2002, 2003 and 2004 and notes thereto, included or incorporated by reference in each of the Offering Documents, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein, and the results of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified therein; such historical consolidated financial statements have been prepared by reference to the requirements of French generally accepted accounting principles (“French GAAP”) applied on a consistent basis throughout the periods involved, and comply with all applicable French laws and regulations.
     (v) The 2004 IFRS transition information dated November 15, 2005 included or incorporated by reference in the Offering Documents presents the expected impact of the transition to international accounting standards and international financing reporting standards provided for by European Regulation 1606/2002 of 19 July 2002 on the opening balance sheet as at January 1, 2004, the balance sheet as at December 31, 2004 and income statement of the year ended December 31, 2004 (the “2004 IFRS Transition Information”). The 2004 IFRS Transition Information do not constitute a complete set of financial statements under IAS/IFRS, which would be necessary to provide, in accordance with these standards, a fair view of the assets, liabilities, financial position and results of the Company. The 2004 IFRS Transition Information have been prepared in accordance with the basis of preparation set out in the explanatory note on transition to IFRS included or incorporated by reference in the Offering Documents which indicates (a) how IFRS 1 and the other international accounting standards adopted in the European Union have been applied and (b) the standards, interpretations, rules and accounting methods which should be applicable for the preparation of the consolidated accounts for the year 2005 under IFRS. However, as disclosed or incorporated by reference in each of the Offering Documents, following confirmation of the International Accounting Standards Board (“IASB”) policy published on September 30, 2005, the Company has been required to change the accounting treatment of its Convertible Bonds as described therein with the effects on such financial statements described therein.
     (w) The unaudited consolidated financial statements of the Company as of and for the six months ended June 30, 2005, prepared under IFRS, and the notes thereto, included in the Prospectus, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated therein, and the results of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified therein; such consolidated financial statements have been prepared by reference to the requirements of the accounting standards enacted by the IASB and approved by the European Union, applied on a basis consistent with the Company’s IFRS consolidated financial statements as of and for the year ended December 31, 2004; provided, however, (i) as indicated therein, the full financial effect of reporting under IFRS as it will be applied by the Company and reported in its first IFRS financial statements cannot be determined with certainty and may be subject to change and (ii) as disclosed or incorporated by reference in each of the Offering Documents, following confirmation of the IASB policy published on September 30, 2005, the Company has been required to change the accounting treatment of its Convertible Bonds as described therein with the effects on such financial statements described therein.
     (x) The unaudited consolidated financial statements of the Company as of and for the nine months ended September 30, 2005, prepared under IFRS, and the notes thereto, included or incorporated by reference in each of the Offering Documents, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated therein, and the results of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified therein; such consolidated financial statements have been prepared by reference to the requirements of the accounting standards enacted by the IASB and approved by the European Union, applied on a basis consistent with the Company’s IFRS consolidated financial statements as of and for the year ended December 31, 2004; provided, however, (i) as indicated therein, the full financial effect of reporting under IFRS as it will be applied by the Company and reported in its first IFRS financial statements cannot be determined with certainty and may be subject to change and (ii) as disclosed or incorporated by reference in each of the Offering Documents, following confirmation of the IASB policy published on September 30, 2005, the Company has been required to change the accounting treatment of its Convertible Bonds as described therein with the effects on such financial statements described therein.
     (y) The unaudited pro forma consolidated income statements of Exploration Resources ASA (“Exploration Resources”) as of and for the year ended December 31, 2004, and the unaudited consolidated income statements of Exploration Resources for the nine months ended September 30, 2005, in each case as they appear in the relevant columns of the Company’s unaudited pro forma consolidated financial statements referred to in paragraph (z) below, have been prepared, in all material respects, in accordance with the basis of preparation set out in such unaudited pro forma consolidated financial statements referred to in paragraph (z) below; all significant assumptions regarding the operations, assets and liabilities of Exploration Resources as to its inception as a separate stand-alone company on January 1, 2005 have been reflected in the pro forma adjustments.
     (z) The unaudited pro forma IFRS consolidated income statement and balance sheet of the Company and the notes thereto as of and for the year ended December 31, 2004, and the unaudited pro forma IFRS consolidated income statement and the notes thereto for the nine months ended September 30, 2005, included or incorporated by reference in each of the Offering Documents have been prepared on a basis that is consistent with the accounting policies of the Company reflected in the 2004

IFRS Transition Information; all significant assumptions have been reflected in such pro forma financial information such that such pro forma financial information has been properly compiled on the basis stated in each of the Offering Documents.
     (aa) The Company’s financial statements as of and for the years ended December 31, 2002, 2003 and 2004, referred to in paragraph (u) above, as reconciled with generally accepted accounting principles in the United States (“U.S. GAAP”) and, in the case of the financial statements for the years ended December 31, 2002 and 2003, filed on Form 20-F and, in the case of financial statements for the year ended December 31, 2004, on Amendment No. 2 to Form 20-F, comply with the requirements of Form 20-F and of the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder.
     (bb) (i) The information set forth in Note 28 to the Company’s consolidated financial statements under the heading “Summary of Differences Between Accounting Principles followed by the Group and U.S. GAAP” and included or incorporated by reference in the Offering Circular, (ii) the information included as “Transition to International Financial Reporting Standards” in the Company’s Form 6-K dated November 15, 2005 and included or incorporated by reference in the Offering Circular and (iii) the information in Notes 10 and 11 with respect to the Company’s IFRS interim financial statements, included in the Company’s Form 6-K dated November 10, 2005 and included or incorporated by reference in the Offering Circular include a fair summary, in all material respects, of the differences, as they relate to the Company’s consolidated financial statements as of and for the relevant period, between French GAAP and U.S. GAAP, French GAAP and IFRS and U.S. GAAP and IFRS, as the case may be.
     (cc) Except as disclosed in or incorporated by reference in the Offering Documents, since the date of the latest audited financial statements included in the Offering Documents, there has been no material adverse change, nor any development or event involving a prospective material loss or adverse change, in the condition (financial or other), business, prospects, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Documents, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, nor since the date of the latest audited financial statements included in the Offering Documents has there been any material loss or interference with the business of the Company and its subsidiaries from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Documents.
     (dd) Except as described in or incorporated by reference in the Offering Documents, neither the Company, nor any of its subsidiaries is currently or has reason or notice to believe that it will be in the future a party to, or directly or indirectly concerned in, an agreement, arrangement, understanding or practice (whether or not legally binding) which may (i) contravene any treaty, regulation or directive of the European Community relating to competition or restraint of trade, or any competition or restraint of trade laws of any other jurisdiction, (ii) be registrable, unenforceable or void or rendering the

Company, its subsidiaries or any of their respective officers, directors or employees liable to administrative, civil or criminal proceedings under any competition legislation, or restraint of trade regulation or similar legislation, or (iii) be the subject of any investigation by a competent authority in respect of any provision of any competition legislation, or restraint of trade regulation or similar legislation in any jurisdiction. Neither the Company nor any of its subsidiaries is currently, or has reason to believe that it will be, engaged in (whether on its own or jointly with any other person) any conduct which amounts to the abuse of a dominant position in a market which may affect competition within the European Union or any part of it.
     (ee) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Offering Documents, will not be an “investment company” as defined in the Investment Company Act.
     (ff) The Company believes it was not a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, during the year ended December 31, 2004, and the Company does not expect that it will become a PFIC in the foreseeable future.
     (gg) Assuming the accuracy of the representations and warranties of the Managers in this Agreement, the offer and sale of the New Shares in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder.
     (hh) Neither the Company nor any of its respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”), nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold, directly or indirectly, in the United States (as such term is defined in Regulation S) shares or any security of the same class or series as the New Shares in a manner that could give rise to a requirement to register the New Shares or the Subscription Rights under the Securities Act; or (ii) has offered or will offer or sell the Subscription Rights or the New Shares (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Subscription Rights or the New Shares except for this Agreement.
     (ii) The Company is a foreign private issuer within the meaning of Rule 902 under the Securities Act, and there is no substantial U.S. market interest (as defined in Regulation S) for the Company’s ordinary shares.
     (jj) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with French GAAP and/or IFRS, as applicable, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except, in each case, with regard to matters set forth in the Offering Documents.
     (kk) Neither the Company nor any of its subsidiaries, and none of their respective properties or assets, has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, executing or otherwise) under the laws of any jurisdiction in which it has been incorporated or in which any of its property or assets are held.
     (ll) To ensure the legality, validity, enforceability and admissibility into evidence of this Agreement or any other document to be furnished hereunder in France, it is not necessary that this Agreement or such other document be filed or recorded with any court or any other authority in France or that any stamp or similar tax (other than timbres de dimension) be paid in France on or in respect of this Agreement or any such other document.
     (mm) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the Offering, will not distribute any material referring to the Offering other than the Offering Documents or other materials, if any, permitted by the Securities Act (or regulations promulgated pursuant to the Securities Act).
     (nn) Mazars & Guérard and Barbier Frinault & Autres Ernst & Young Audit, who have certified certain financial statements of the Company and its consolidated subsidiaries for each of the years ended December 31, 2003 and December 31, 2004, and Barbier Frinault & Autres and Ernst & Young Audit, who have certified certain financial statements of the Company and its consolidated subsidiaries for the year ended December 31, 2002 and have delivered their reports in respect of the financial statements of the Company and its consolidated subsidiaries for each such year with respect to the audited consolidated financial statements and schedules included in the Offering Documents, are, and have been in all such periods for which such financial statements are so included, independent auditors with respect to the Company in accordance with applicable French laws and regulations and independent public accountants within the meaning of the Securities Act and the rules and regulations promulgated thereunder.
     (oo) Ernst & Young AS, who have certified certain pro forma financial statements of the Company’s subsidiary Exploration Resources for the year ended December 31, 2004 and have delivered their report in respect of such financial statements, are, and have been in the period covered by such financial statements and for the nine months ended September 30, 2005, independent auditors with respect to the Company in accordance with applicable Norwegian laws and regulations.

     (pp) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Company’s ordinary shares in violation of applicable law. To the extent that information is required to be publicly disclosed under Articles 631-7 et seq. of the Règlement général of the AMF ( the “Stabilizing Rules”) before stabilizing transactions can be undertaken in compliance with the safe harbor provided under such Stabilizing Rules, such information has been adequately publicly disclosed (within the meaning of the Stabilizing Rules).
     (qq) The statistical, market-related, industry and similar data included in the Offering Documents is based on or derived from sources that, to the knowledge of the Company, having made all reasonable inquiry, are reliable and accurate, and the disclosure of such data in the Offering Documents is not misleading in any material respect.
     (rr) Each of the Company and the Company’s subsidiaries has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed, or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and, except as set forth in the Offering Documents, has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable or made adequate reserve of provision for, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.
     (ss) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged taking into account the Company and its subsidiaries’ level of risk and the cost of insurance coverage; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that will have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; none of the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company nor any of its subsidiaries has any reason to believe as of the date of this Agreement that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
     (tt) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Documents has been made or reaffirmed without a reasonable basis or has been disclosed other than as in good faith.

     (uu) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements relating to money laundering applicable to the Company and its subsidiaries and, so far as the Company is aware, any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, and neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) caused the Company or any of its subsidiaries to be in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or other national or local law regulating payments to governmental officials or employees; or (iv) made any unlawful payment, except, in each case, with regard to matters set forth in the Offering Documents.
     (vv) The acquisition by the Company of Exploration Resources did not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any Governmental Agency; (ii) any agreement or instrument to which the Company or any of the Company’s subsidiaries is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except as disclosed in the Offering Documents; or (iii) the charter or by-laws of the Company or any such subsidiary.
     (ww) Assuming the approval of the amendment of the terms of the Company’s 7.75% USD 85 million convertible bonds due 2012, issued on November 4, 2004 (the “Convertible Bonds”) at the extraordinary shareholders’ meeting to be held on November 16, 2005, the amendment of such terms will have been duly authorized by all necessary corporate action by the Company and the shares to be issued on conversion of the Convertible Bonds will, upon such conversion, be validly issued and fully paid.
2. Subscription, Offer and Sale.
     (a) On the basis of the representations, warranties and agreements herein set forth, but subject to the terms and conditions herein contained, each Manager hereby agrees, severally but not jointly, to procure subscribers for, failing which to subscribe and pay for itself, the percentage of New Shares set forth opposite its name in Schedule 1 to this Agreement, to the extent such New Shares shall not have been subscribed for at the close of the Subscription Period after the exercise of the Subscription Rights, up to an aggregate maximum of 4,327,776 New Shares for all the Managers, at a price of EUR 51 per share (the “Subscription Price”) on the Closing Date (as defined in Section 3(c) below).

     (b) The Company and the Managers agree that this Agreement does not constitute a firm underwriting (garantie de bonne fin) under Article L. 225-145 of the French Commercial Code.
3. Subscription, Payment and Delivery; Commissions.
     (a) The subscriptions and payments of holders of Subscription Rights (except for those referred to in Section 3(b) below) will be received free of charge during the Subscription Period, by any authorized financial intermediaries in France (the “Depositary Institutions”).
     (b) The subscriptions and payments of shareholders who hold registered shares in the form nominatif pur will be received free of charge during the same period by BNP Paribas Securities Services, as agent of the Company.
     (c) The date of closing will be December 16, 2005 (the “Closing Date”). On the Closing Date, (i) the Depositary Institutions, including BNP Paribas Securities Services, as agent of the Company in respect of nominatif pur shares, will transfer into the account of BNP Paribas Securities Services, as centralizing agent, the funds corresponding to the subscriptions received by them as intermediaries and, (ii) where applicable, the Managers will transfer or cause to be transferred, into the same account, the funds corresponding to the payment of the New Shares subscribed for pursuant to their underwriting commitment (or, if applicable, through the exercise of the Subscription Rights held by the Managers); BNP Paribas Securities Services, as centralizing agent, will transfer the funds so paid to an account “Augmentation de capital”, opened in its books. The Company shall instruct BNP Paribas Securities Services to issue the depositary certificate required by Article L. 225-146 of the French Commercial Code.
     (d) On the Closing Date after the depositary certificate required by Article L. 225-146 of the French Commercial Code is furnished by BNP Paribas Securities Services, all of the New Shares will be created and registered in an account opened with BNP Paribas Securities Services, which will proceed with the necessary transfers.
     (e) On the Closing Date after the depositary certificate required by Article L. 225-146 of the French Commercial Code is furnished by BNP Paribas Securities Services, the Company shall instruct BNP Paribas Securities Services to transfer, for value on the Closing Date, to an account opened with BNP Paribas in the name of the Company, the funds referred to in Section 3(c) above, after deducting the gross amount of commissions and expenses referred to Sections 3(h) — (i) below.
     (f) As soon as possible on or after the Closing Date, BNP Paribas Securities Services will pay directly to the Depositary Institutions the amount of the Commission de Guichet (as defined below) to which they are entitled;
     (g) On the Closing Date, the Underwriting and Management Commission and the Selling Commission (as defined below) will be paid by BNP Paribas Securities Services on behalf of the Company to BNP Paribas, for the account of the

Managers and the Depositary Institutions in accordance with the provisions set out in Section 3(f) above.
     (h) In consideration for underwriting and managing the Offering, the Company will pay to the Managers a combined underwriting and management commission equal to 3.25% of the aggregate gross sale proceeds of the Offering (the “Underwriting and Management Commission ”). 1% of the aggregate gross sale proceeds of the Offering shall represent the management commission, to be split between the Managers pro rata to their respective underwriting commitments as set forth in Schedule 1 hereto (with a praecipium of 50 percent to be shared equally between BNP Paribas and CSFB), and 2.25% of the aggregate gross sale proceeds of the Offering shall represent the underwriting commission, to be split between the Managers pro rata to their respective underwriting commitments as set forth in Schedule 1 hereto.
     (i) The Managers will receive a selling commission equal to 0.8% of the aggregate gross sale proceeds of the New Shares for which they will subscribe or cause to be subscribed or through the exercise of the Subscription Rights that they have acquired, in each case by way of their respective underwriting commitments as set forth in Schedule 1 hereto (the “Selling Commission”). The Depositary Institutions will receive a selling commission equal to 0.8% of the aggregate gross sale proceeds of the New Shares subscribed to through such Depositary Institutions, subject to a minimum of EUR 10 and a maximum of EUR 300 per order (the “Commission de Guichet”).
4. Representations, Warranties and Agreements of the Managers.
     (a) Each Manager severally acknowledges that the Subscription Rights and New Shares have not been and will not be registered under the Securities Act and may not be offered or sold except in accordance with Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Each Manager severally represents and agrees that it has offered and sold the New Shares and will offer and sell the New Shares only (A) in the United States to persons it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) acquiring such shares for their own account or for the account of another qualified institutional investor and who provide the Managers and the Company with a letter in the form of Exhibit 4(a) to the Agreement or (B) in offshore transactions pursuant to Rule 903 of Regulation S. Accordingly, neither such Manager nor its Affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the New Shares.
     (b) Each Manager severally agrees that it and each of its Affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the New Shares except for any such arrangements with other Managers or Affiliates of the other Managers or with the prior written consent of the Company.
     (c) Each Manager severally agrees that neither it nor any of its affiliates nor any person acting on its or their behalf will offer or sell the New Shares in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to,

(i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or disseminated via the Internet, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
     (d) Each Manager severally represents, warrants and agrees that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Subscription Rights or New Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Subscription Rights or New Shares in, from or otherwise involving the United Kingdom.
     (e) Each Manager severally represents and agrees that it has complied and will comply in all material respects with all applicable laws and regulations in each jurisdiction in which it offers and distributes any offering materials relating to the Offering or offers or sells the New Shares.
     (f) Each Manager severally represents, warrants and agrees that: in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is or was implemented in that Relevant Member State (the “Relevant Implementation Date”), it will not make an offer of the New Shares or the Subscription Rights to the public in that Relevant Member State prior to the publication of a prospectus in relation to the New Shares and the Subscription Rights which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of New Shares to the public in that Relevant Member State at any time:
     (1) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (2) to any legal entity which has two or more of the following (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
     (3) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of the preceding paragraphs, the expression “offer of New Shares or the Subscription Rights to the public” in relation to any New Shares or Subscription Rights in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the New Shares and/or the Subscription Rights to be offered so as to enable an investor to decide to purchase or subscribe for the New Shares or the Subscription Rights, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     (g) The Managers shall conduct stabilization activities only in accordance with all applicable laws and regulations in the jurisdictions in which they conduct such activities, and shall not undertake activities in respect of the Subscription Rights or the New Shares in a manner that would constitute price manipulation in violation of applicable laws and regulations.
5. Certain Agreements of the Company. The Company agrees with the several Managers that:
     (a) If, at any time prior to the completion of the resale of any Shares subscribed by Managers, any event occurs as a result of which the Offering Documents as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Documents to comply with any applicable law or regulation or any rule of Euronext Paris or to amend documents incorporated by reference in the Offering Circular to comply with any applicable rule or regulation of the SEC, the Company promptly will notify the Managers of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. The Company will advise the Managers promptly of any proposal to amend or supplement the Offering Documents and will not effect such amendment or supplement without the Managers’ consent. Neither the Managers’ consent to, nor the Managers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.
     (b) The Company will notify the Managers promptly if it appears that one of its representations or warranties given herein has become untrue at any time prior to payment being made to the Company on the Closing Date.
     (c) The Company will furnish to the Managers copies of the Offering Circular and Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Managers reasonably request.
     (d) If the Company receives notice from the SEC to the effect that the SEC intends to review the Form 20-F, or otherwise concerning the Form 20-F, the Company shall forthwith notify the Managers and shall send to the Managers a copy of any communications relating to the Form 20-F received from the SEC.

     (e) The Company undertakes to use its best efforts to obtain the listing of the New Shares on Eurolist; and the Company undertakes to file with the New York Stock Exchange a Supplemental Listing Application and such other documents as the rules of the New York Stock Exchange may require with respect to the New Shares.
     (f) The Company will use its best efforts to cause the Subscription Rights and New Shares to be admitted to clearance through Euroclear France.
     (g) During the period beginning from the date hereof and continuing to and including the date 180 days after the Closing Date, the Company agrees not to offer, sell, issue, contract to sell, pledge, grant any option to purchase or otherwise dispose of, except as provided hereunder, any ordinary shares or any securities of the Company that are substantially similar to the New Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares or any such substantially similar securities, or make any short sale, engage in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of ordinary shares or such substantially similar securities (even if such disposition would be by someone other than the Company), or enter into a transaction with similar economic effect, or publicly announce its intention to do any of the foregoing, in each case, without the prior written consent of the Managers; provided, however, that the Company may, without first obtaining such consent: (i) grant stock options in accordance with past practice pursuant to a stock option plan described in the Offering Documents, or issue shares upon the exercise of any stock options so granted or previously granted pursuant to plans that are described in the Offering Documents; (ii) issue or transfer shares in the context of acquisitions in which the party receiving such shares agrees to be bound by restrictions substantially identical to those set forth in this paragraph (g) in respect of such shares for the remainder of the duration of the restrictions on the Company up to an aggregate maximum of 10% of the share capital outstanding as of the Closing Date; (iii) issue or sell shares to its employees, or to employees of its affiliates, in connection with a capital increase reserved to employees; (iv) transfer shares pursuant to its existing liquidity agreement described in the Offering Documents; and (v) issue or sell shares pursuant to the conversion of Convertible Bonds.
     (h) The Company shall provide to the Managers a duly executed copy of an undertaking from Institut Français du Pétrole to the effect that it will not transfer any shares it holds in the Company (including the New Shares it receives upon exercise of its Subscription Rights) during the period beginning the date hereof and continuing to and including 120 days after the Closing Date, substantially in the form set forth in Exhibit 5(h) hereto.
     (i) The Company shall provide to the Managers a duly executed copy of an undertaking from The Bank of New York, as depositary of the Company’s American Depositary Receipt facility, to the effect that, from the date hereof and until the fortieth day after the Closing Date, deposits in, or pre-releases of American Depositary Receipts of the Company from, such facility shall not be accepted unless the person requesting to make such deposit or pre-release provides a written certification in the form of Exhibit 5(i).

     (j) Prior to the Closing Date and for 40 days subsequent to the Closing Date, except if required under applicable laws or regulations, neither the Company nor any of its subsidiaries will issue any press release or other communication directly or indirectly or hold any press conference with respect to the Offering, the Company or any of its subsidiaries, the condition, financial or otherwise (except for routine communications in the ordinary course of business and consistent with past practice), or the earnings, business affairs or business prospects of the Company or any of its subsidiaries, without the prior consent of the Managers, such consent not to be unreasonably withheld.
     (k) The Company agrees to pay all expenses (together with VAT, where applicable) incidental to the performance of its obligations under this Agreement, including, subject to receipt of sufficiently itemized accounts (i) the fees, disbursements and expenses of the Company’s legal advisors; (ii) the fees, disbursements and expenses of the Company’s accountants; (iii) the fees, disbursements and expenses of the Managers’ legal advisors, Cleary Gottlieb Steen & Hamilton LLP up to a maximum amount of EUR 400,000; (iv) all expenses in connection with the preparation and printing of this Agreement, the Offering Circular and the Prospectus and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the New Shares; (v) any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of New Shares for sale under the laws of such jurisdictions in Europe, the United States and Canada as the Managers designate and the printing of memoranda relating thereto; (vi) expenses incurred in distributing the Offering Circular and the Prospectus (including any amendments and supplements thereto) to the Managers; (vii) all expenses associated with the listing of the Subscription Rights and the New Shares on Eurolist, as well as the fees payable to the AMF and all commissions payable to Eurolist and any other French or foreign market authority; (viii) the cost of legal and financial announcements; (ix) the centralisation fee due to BNP Paribas Securities Services in the amount of EUR 60,000; and (x) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Agreement. The Company agrees to pay or reimburse the Managers (to the extent incurred by them) for all out-of-pocket expenses (including but not limited to reasonable expenses of the Managers’ due diligence investigation, consultants’ fees, travel expenses and disbursements and fees and expenses of counsel) incurred by it in connection with its obligations hereunder. If the transactions contemplated in this Agreement are not consummated because any condition to the obligations of the Managers set forth in Section 6 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by a Manager on its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Managers upon demand for all reasonable out-of-pocket expenses (including reasonable fees, disbursements and charges of Cleary Gottlieb Steen & Hamilton LLP, the Managers’ legal advisors, up to the EUR 400,000 maximum amount) that shall have been incurred by the Managers in connection with the proposed purchase and sale of the New Shares. The Company shall not be liable to the Managers for loss of contemplated profits from the transactions covered by this Agreement. Other than as set forth in this Section 5(k)

each of the parties hereto shall bear all out-of-pocket costs and expenses incurred by them.
     (l) The Company will indemnify and hold harmless the Managers against any documentary, stamp or similar issuance tax that may be imposed by the Republic of France (other than the fixed registration duty and timbres de dimension), including any interest and penalties, that may be payable by the Managers on the issuance and initial sale of the New Shares and on the execution and delivery of this Agreement. For the avoidance of doubt, the Managers will pay all of their own costs and expenses, including share transfer taxes, on resales of any of the New Shares by them. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. If such withholding or deduction of tax is due, the Managers and the Company shall promptly co-operate in completing any procedural formalities necessary for the Company to avoid such withholding or deduction of tax. The Company will not be required to pay such additional amounts to a Manager if the Company is able to demonstrate that the payment of additional amounts could have been made to the Manager without a withholding or deduction of tax had that Manager complied with its obligations to cooperate with the Company.
     (m) The Company will not, and will cause its respective Affiliates not to, nor will the Company authorize or knowingly permit any person acting on its behalf (excluding the Managers, as to whom no agreement is made) to, solicit any offer to buy or sell the Subscription Rights or New Shares by means of any form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the Offering as contemplated by this Agreement and the Offering Documents.
     (n) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Managers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Subscription Rights or New Shares; provided, however, that the Company makes no undertaking as to the actions of any Manager or any person acting on behalf of them.
     (o) The Company will use its reasonable best endeavors to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the New Shares.

6. Conditions of the Obligations of the Managers. The several obligations of each Manager to purchase and pay for the New Shares on the Closing Date as provided herein are subject to the accuracy of the representations and warranties on the part of the Company, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder, in each case, in all material respects, and to the following additional conditions:
     (a) The Managers shall have received a comfort letter, dated the date of this Agreement, of Mazars & Guérard and Barbier Frinault & Autres Ernst & Young Audit substantially in the form attached hereto as Exhibit 6(a) concerning the financial information with respect to the Company set forth in the Offering Circular.
     (b) The Managers shall have received a comfort letter, dated the date of this Agreement, of Ernst & Young AS substantially in the form attached hereto as Exhibit 6(b) concerning the pro forma financial information with respect to Exploration Resources set forth in the Offering Circular.
     (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Managers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the Offering or the sale of and payment for the New Shares; (ii) any change in U.S., French, international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Managers, be likely to prejudice materially the success of the proposed Offering, whether in the primary market or in respect of dealings in the secondary market; (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or Euronext Paris or any setting of minimum prices for trading on any such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal, New York, European Union, English or French authorities; (v) any major disruption of settlements of securities or clearance services in the United States, the European Union, the United Kingdom or France; or (vi) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States, the European Union, the United Kingdom or France, or any other national or international calamity or emergency if, in the judgment of the Managers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the Offering or sale of and payment for the New Shares.
     (d) The Managers shall have received from Linklaters, counsel for the Company, an opinion and negative comfort letter, dated the Closing Date, substantially in the form attached hereto as Exhibit 6(d). The Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (e) The Managers shall have received opinions, dated the Closing Date, from internal counsel for the Company substantially in the form attached hereto as Exhibit 6(e).
     (f) The Managers shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Managers, an opinion and negative comfort letter, dated the Closing Date, as to such matters as the Managers may reasonably request. The Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (g) The Managers shall have received certificates, dated the Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company, in which such officers shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the Offering Documents there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Offering Documents.
     (h) The Managers shall have received a letter, dated the Closing Date, of Mazars & Guérard and Barbier Frinault & Autres Ernst & Young Audit that meets the requirements of subsection (a) of this Section.
     (i) The Managers shall have received a letter, dated the Closing Date, of Ernst & Young AS that meets the requirements of subsection (b) of this Section.
     (j) The notice relating to the issue of the New Shares shall have been published in the BALO.
     (k) The notice of Euronext concerning the separation (détachement) of the Subscription Rights, the issue of the New Shares and their listing on Eurolist shall have been published.
     (l) The Managers shall have received a duly executed copy of the letter from the Institut Français du Pétrole described in Section 5(h) of this Agreement in a form reasonably satisfactory to the Managers.
     (m) The Managers shall have received a duly executed copy of the letter from The Bank of New York described in Section 5(i) of this Agreement in a form reasonably satisfactory to the Managers.
     (n) The Company shall have (i) received on or prior to the Closing Date all consents, approvals, authorizations and other orders of, or qualifications with, each court, regulatory authority, governmental body or agency, or third party, and (ii) given all notices required under relevant law and any material agreements, in each case, required to execute, deliver and perform its obligations under this Agreement and the New Shares.
     (o) No order preventing or suspending the use of the Prospectus shall have been issued by the AMF, nor shall any challenge to the visa of the AMF on the Prospectus have been filed with any court.
     (p) The letters (lettres de fin de travaux) delivered by the auditors to the Company, with a copy to the AMF, as described in Section 1(b) hereof, shall have remained in full force and effect, and shall not have been amended, supplemented or superseded.
     The Company will furnish the Managers with such copies of such conformed copies of such opinions, certificates, letters and documents as the Managers reasonably request. The Managers may in their sole discretion waive compliance with any conditions to the obligations of the Managers hereunder.
7. Indemnification and Contribution.
     (a) The Company undertakes to each Manager that it will indemnify and hold harmless each such Manager, its partners, directors and officers and each person, if any, who controls each Manager within the meaning of Section 15 of the Securities Act (each, a “Relevant Party”), against any losses, claims, damages or liabilities, joint or several, to which such Relevant Party may become subject, under the Securities Act or the Exchange Act or otherwise (each, a “Loss”), insofar as such Loss (or any action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in an Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any Loss (or any action in respect thereof) arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and the Company shall pay to such Relevant Party on demand an amount equal to such Loss. No Relevant Party shall have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Section 7. The Company will reimburse each Relevant Party for any legal or other expenses incurred by such Relevant Party in connection with investigating or defending any such Loss (or action in respect thereof) upon demand as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such Loss (or any action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company made by the Managers through BNP Paribas and CSFB specifically for use in the Offering Documents, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

     (b) Each Manager will severally and not jointly indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in an Offering Document, or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Managers specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information consists of the following information in the Offering Documents furnished to the Company by the Managers specifically for use therein: the table entitled “Manager” under the caption “Plan of Distribution” in the Offering Circular; provided, however, that the Managers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.
     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnifying party shall only be obligated to pay the fees, disbursements and other charges of one counsel (and one additional local counsel for each applicable jurisdiction) to the indemnified parties in connection with any single matter, unless an indemnified party has a legal position that differs from the other indemnified parties or may be subject to different claims and defenses than the other indemnified parties, in which case the indemnifying party shall be obligated to pay the fees, disbursements and other charges of one additional counsel for such indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Managers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the amount by which the total subscription price for the New Shares forming part of such Manager’s underwriting commitment exceeds the amount of any damages which the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Managers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.
     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of the Managers within the meaning of the Securities Act or the Exchange Act; and the obligations of the Managers under this Section shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

8. Defaulting Managers. If any Manager or Managers default in their obligations to purchase New Shares hereunder and the aggregate number of New Shares that such defaulting Manager or Managers agreed but failed to purchase does not exceed one-eleventh of the aggregate number of all of the New Shares to be purchased at the time of delivery of the New Shares, the non-defaulting Manager or Managers may make arrangements satisfactory to the Company for the purchase of such New Shares by other persons, including any of the Managers, but if no such arrangements are made by the Closing Date, the non-defaulting Managers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the New Shares that such defaulting Managers agreed but failed to purchase. If any Manager or Managers so default and the aggregate number of New Shares with respect to which such default or defaults occur exceeds one-eleventh of the aggregate number of all of the New Shares to be purchased at the time of delivery of the New Shares and arrangements satisfactory to the non-defaulting Managers and the Company for the purchase of such New Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Manager or the Company, except as provided in Section 9. As used in this Agreement, the term “Manager” includes any person substituted for a Manager under this Section. Nothing herein will relieve a defaulting Manager from liability for its default.
9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Manager, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the New Shares. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the New Shares by the Managers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Managers pursuant to Section 7 shall remain in effect. If the purchase of the New Shares by the Managers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (ii), (iii), (iv), (v) or (vi) of Section 6(c), the Company will reimburse the Managers for all out-of-pocket expenses (including fees and disbursements of counsel plus VAT where applicable) reasonably incurred by them in connection with the Offering.
10. Notices. All communications hereunder will be in writing and, if sent to the Managers will be mailed, delivered or faxed to the Managers, c/o BNP Paribas, 16 boulevard des Italiens, 75009 Paris, France, Attention: Equity Syndicate, telephone number: +33 1 44 95 41 00, facsimile number: +33 1 42 99 25 38 and Credit Suisse First Boston (Europe) Limited, One Cabot Square, London E14 4QJ, United Kingdom, Attention: Nick Williams/Stephane Gruffat, facsimile number + 44 207 888 3335 or, if sent to the Company, will be mailed or delivered or faxed to it at Tour Montparnasse 33 avenue du Maine 75755 Paris Cedex 15, Attention: Mr. Michel Ponthus and Mr. Stephane-Paul Frydman, facsimile number + 33 1 64 47 34 31. Any such notice shall take effect, in the case of delivery, at the time of delivery, in the case of mail two business days after the same was deposited in the post (first class postage prepaid) and, in the case of facsimile, at the time of completion of the transmission.
11. Representation of Managers. BNP Paribas and CSFB will act for the several Managers in connection with this Agreement, and any action under this Agreement taken by BNP Paribas and CSFB will be binding upon all the Managers.
12. Applicable Law and Jurisdiction. This Agreement shall be governed by the laws of France. Each of the Company and the Managers submits to the non-exclusive jurisdiction of the Tribunal de Commerce of Paris for purposes of any suit or proceeding arising out of or relating to this Agreement, and waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding.
13. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Very truly yours, Compagnie Générale de Géophysique
BY:
Name:
Title:

The foregoing Agreement
is hereby confirmed and accepted
as of the date first above written.

BNP PARIBAS
BY:
Name:
Title:

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
BY:
Name:
Title:

RBC CAPITAL MARKETS CORPORATION
BY:
Name:
Title:

SCHEDULE 1
Underwriting Commitments of the Managers

			Maximum number of
			New Shares to be
Role	Manager	%	Subscribed
Joint Global Coordinator Lead Manager and Bookrunner	BNP Paribas	37.5	1,622,916
Joint Global Coordinator Lead Manager and Bookrunner	CSFB	37.5	1,622,916
Joint Lead Manager	RBC Capital Markets Corporation	25.0	1,081,944
	Total	100.0	4,327,776

SCHEDULE 2
List of Subsidiaries

CGG Marine SAS
Geocal SARL
Geoco SAS
Sercel SA
CGG Explo SARL
Sercel Holding SA
CGG Americas, Inc.
CGG do Brasil Participacoes Ltda.
CGG Canada Services Ltd.
CGG International SA
CGG (Nigeria) Ltd.
CGG Marine Resources Norge A/S
CGG Offshore UK Ltd.
CGG Pan India Ltd.
Compania Mexicana de Geofisica
Exgeo CA
Geoexplo
Geophysics Overseas Corporation Ltd
CGG Australia Services Pty Ltd.
CGG Asia Pacific
Sercel Australia Pty Ltd.
Hebei Sercel JunFeng
Sercel Inc.
Sercel Singapore Pte Ltd.
Sercel England Ltd.
Sercel Canada Ltd.
Exploration Resources ASA

     Multiwave

EXHIBIT 1(b)
Lettres de fin de travaux

EXHIBIT 4(a)
Form of Investor Letter
[Date]
Compagnie Générale de Géophysique
Tour Maine-Montparnasse
33, avenue du Maine
B. P. 191
75755 Paris Cedex 15
France
Attn: Vice President, Legal Affairs
With a copy to:
[Insert Name of relevant Financial Intermediary through which the shares and/or the rights are held]
Ladies and Gentlemen:
In connection with our proposed exercise of Preferential Subscription Rights (the “Rights”) to purchase Shares (“Shares”) of Compagnie Générale de Géophysique (the “Company”), or our purchase of shares in the related underwritten offering, we confirm that:
We are a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
We understand and acknowledge that the Shares have not been and will not be registered under the Securities Act and that we will receive the Shares in a transaction exempt from the registration requirements of the Securities Act.
We represent that we are acquiring the Shares for our own account (or for the account of a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) for which we are acting as duly authorized fiduciary or agent), in each case for investment and (subject, to the extent necessary, to the disposition of our property being at all times within our control) not with a view to any distribution of the Shares.
We have received a copy of the Offering Circular dated November 15, 2005 relating to the offering of the Shares and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section “Notice to Investors” of the Offering Circular.
We understand and agree that none of the Shares may be transferred, sold, delivered, hypothecated or encumbered (collectively, a “transfer”) unless such transfer is made outside the United States in compliance with Rule 903 or 904 of Regulation S under the Securities Act.
We agree not to deposit the Shares in an unrestricted American Depositary Receipt facility.
We understand that these representations and undertakings are required in connection with United States securities laws and irrevocably authorize the Company to produce this letter to any interested party in any administrative or legal proceedings or official enquiry with respect to the matters covered herein.
We undertake promptly, and in any event prior to any attempted exercise of the Rights, to inform the Company if, at any time prior to December 16, 2005, any of the foregoing statements ceases to be true.
Very truly yours,
[Name of Investor]

By:
Name:
Title:

Exhibit 5(h)
Form of Undertaking from Institut Français du Pétrole
le 15 novembre 2005
BNP Paribas
Credit Suisse First Boston Limited
en qualité de Coordinateurs Globaux,
pour le compte des établissements garants (« les Garants »)
Messieurs,
     Nous nous référons à votre engagement en qualité de Coordinateurs Globaux — Chefs de File et Teneurs de Livre Associés, de l’augmentation de capital avec maintien du droit préférentiel de souscription des actionnaires d’un montant de [•] euros (l’« Augmentation de Capital ») de la société Compagnie Générale de Géophysique, société anonyme au capital de 23.666.180 euros, dont le siège social est situé 1, rue Léon Migaux, 91300 Massy, immatriculée au Registre du Commerce et des Sociétés d’Evry sous le numéro 969 202 241 (« CGG « ).
     La présente lettre vous est adressée conformément aux dispositions du contrat de garantie conclu entre CGG et vous relativement à l’Augmentation de Capital.
     Nous vous confirmons par la présente que l’IFP s’engage irrévocablement, envers chaque Garant, pendant une période commençant à la date de la note d’opération relative à l’Augmentation de Capital et expirant 120 jours après la date du règlement-livraison des actions à émettre dans le cadre de l’Augmentation de Capital, à ne pas annoncer, procéder, ni s’engager à procéder, directement ou indirectement, à une quelconque émission, offre, opération ou promesse de cession, de nantissement ou de toute autre forme de disposition d’une quelconque autre manière (y compris, notamment, par opération d’appel public à l’épargne, par voie de placement privé auprès d’investisseurs institutionnels, par cession de gré à gré, par voie de prêts de titres ou par voie de conclusion d’un produit dérivé ou assimilé ou d’une opération de couverture) d’actions de CGG ou autres titres donnant droit ou pouvant donner droit, immédiatement ou à terme, à une quotité de son capital (les « Titres »), ni à conclure une quelconque autre opération ayant un effet économique équivalent (y compris, notamment, en transférant le bénéfice économique des Titres de CGG, que ce transfert donne lieu à un règlement en espèces ou par remises de Titres de CGG) à l’exception de la cession des droits préférentiels de souscription attachées aux actions.
Fait à                     ,

Exhibit 5(i)
Undertaking of The Bank of New York and Form of Written Certification

[•], 2005
The Bank of New York, ADR Depositary
101 Barclay Street, 22W
New York, New York 10286
Attention: Depositary Receipt Department
Dear Sir or Madam:
In connection with (i) our deposit today of ordinary shares, €2 nominal value per share (“Deposited Shares”), of Compagnie Générale de Géophysique, a company organized under the laws of France (the “Company”), in exchange for American Depositary Shares (“ADSs”) to be issued pursuant to the Deposit Agreement, dated as of May 6, 1997 (the “Deposit Agreement”), among the Company, The Bank of New York, as depositary, and the holders and beneficial owners of ADSs evidenced by American Depositary Receipts issued thereunder, or (ii) the pre-release to us today of ADSs on the basis of a guarantee to deposit ordinary shares of the Company, €2 nominal value per share, in respect of the ADSs issued in pre-release (such shares to be deposited also being “Deposited Shares” for purposes of this letter), the undersigned certifies that:
     (1) the undersigned is not the Company or an Affiliate (as such term is defined in Regulation D under the U.S. Securities Act of 1933, as amended) of the Company and, if acting on behalf of another person, such person is not the Company and has confirmed that it is not an Affiliate of the Company or acting on behalf of the Company or an Affiliate of the Company;
     AND
     (2) either (a) the undersigned acquired the Deposited Shares prior to November 15, 2005 or, if the undersigned is acting on behalf of another person, such person acquired the Deposited Shares prior to November 15, 2005;
     OR
     (b) although the Deposited Shares were acquired on or after November 15, 2005, the undersigned or, if acting on behalf of another person, such person, (x) did not acquire the Deposited Shares from the Company in the Company’s €[•] million capital increase with preferential subscription rights, (y) was and is located outside the United States, and (z) acquired the Deposited Shares though the facilities of Euronext Paris by means of a customary brokerage transaction.
In addition, the undersigned understands (and, if acting on behalf of another person, that person understands) that (X) under the terms of the Deposit Agreement, any person making a deposit of Deposited Shares is deemed to represent and warrant that (i) such Deposited Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Deposited Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Deposited Shares are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Deposited Shares are not, and the ADSs issuable upon deposit will not be, Restricted Securities (as defined in the Deposit Agreement), and (vi) the Deposited Shares presented for deposit have not been stripped of any rights or entitlements, and (Y) if any representations or warranties contained herein are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person making the deposit of the Deposited Shares, to take any and all actions necessary to correct the consequences thereof.

[Name of Depositor]
By:
(Authorized Signature)
Name: Title:

Exhibit 6(a)
Form of Comfort Letter from Mazars & Guérard and Barbier Frinault & Autres Ernst
& Young Audit

BARBIER FRINAULT & AUTRES	MAZARS & GUERARD
ERNST & YOUNG Audit	MAZARS
41, rue Ybry, 92576	Le Vinci — 4, Allée de l’Arche, 92075
Neuilly-sur-Seine Cedex	La Défense Cedex
November 15, 2005
The Board of Directors of
Compagnie Générale de Géophysique
1, rue Léon Migaux
91341 Massy Cedex
France
     And
BNP Paribas
16 boulevard des Italiens
75009 Paris
and
Credit Suisse First Boston (Europe) Limited (“CSFB”)
One Cabot Square
London, England E14 4QJ
on their own behalf and as representatives of the several managers (the “Managers”) in connection with the international offering of up to 4 327 776 ordinary shares issued by Compagnie Générale de Géophysique (the “Shares”).
Dear Sirs,
This comfort letter is issued exclusively in connection with the private placement of the Shares (i) to “qualified investors” (within the meaning of article 3.2(a) of Directive 2003/71/EC) in France and in other member states of the European Union and (ii) to institutional investors outside the European Union including “qualified institutional buyers” as defined under Rule 144A under the Act (as defined below) (the “International Offering”) pursuant to the Offering Circular dated November 15, 2005 prepared by Compagnie Générale de Géophysique in connection with the International Offering (the “Offering Circular”). It is not intended and does not cover the public offering of the Shares in France and, as applicable, other European Union member states, through an “offer to the public” as defined in Directive 2003/71/EC.
We have audited in accordance with French generally accepted auditing standards (“French GAAS”) and in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“US GAAS”) the consolidated balance sheets of Compagnie Générale de Géophysique (the

“Company”) and its subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the two years in the period ended December 31, 2004, and accompanying Notes.
Barbier Frinault & Autres and Ernst & Young Audit have audited in accordance with auditing standards generally accepted in France and the United States the consolidated balance sheet of the Company and its subsidiaries as of December 31, 2002 and the related consolidated statement of operations, cash flows and shareholders’ equity for the year ended December 31, 2002, and accompanying Notes.
These consolidated financial statements as of and for the years ended December 31, 2004, 2003 and 2002 (the “Audited Financial Statements”) are included in the Company’s 2004 Form 20-F/A, as filed with the SEC on April 18, 2005 and amended on September 19, 2005 and October 31, 2005(the “2004 Form 20-F”) on October 31, 2005 and incorporated by reference in the Offering Circular . The Audited Financial Statements were prepared in accordance with generally accepted accounting principles in France (“French GAAP”) and include a reconciliation as of and for the same periods to generally accepted accounting principles in the United States (“US GAAP”) in accordance with the financial statements requirements of Item 18 of Form 20-F. Our report issued in accordance with US GAAS dated April 11, 2005, except for Note 28, as to which the date is October 28, 2005, and our report issued in accordance with US GAAS dated May 9, 2003 with respect thereto are also incorporated by reference in the Offering Circular.
We have audited, in accordance with French Professional Practice Guide dated December 9, 2004 adopted by the “Conseil National” of the “Compagnie Nationale des Commissaires aux Comptes” (National Association of Statutory Auditors) and with professional guidance included in Question 2 of “First Time Adoption of International Financial Reporting Standards — Guidance for Auditors on Reporting Issues” issued by IFAC in August 2004, the 2004 IFRS Transition Financial Information included as “Transition to International Financial Reporting Standards” as amended in the Company’s Report on Form 6-K dated November 15, 2005 and comprising consolidated balance sheets as of January 1, 2004 and December 31, 2004 and a consolidated statement of operations for the year ended December 31, 2004 together with reconciliations presenting the impact of the Company’s first-time adoption of IFRS on consolidated shareholders’ equity as of January 1 and December 31, 2004 and net income of the Company for the year ended December 31, 2004 (the “2004 IFRS Transition Information”). The 2004 IFRS Transition Information was prepared as part of the Company’s first-time adoption of International Financial Reporting Standards (IFRS) and is incorporated by reference in the Offering Circular. The 2004 IFRS Transition Information does not constitute a complete set of financial statements under IAS/IFRS because it has been prepared as part of the first-time adoption of IFRS as adopted by the European Union in respect of the preparation of the IFRS consolidated financial statements of the Company as of and for the year ended December 31, 2005. The 2004 IFRS Transition Information does not include comparative information because of the January 1, 2004 transition date selected by the Company under IFRS 1, nor all the explanatory notes required by IFRS as adopted in the European Union that would be necessary to provide, in accordance with these standards, a fair view of the assets, liabilities, financial position and results of the Company. The 2004 IFRS Transition Information was prepared in accordance with the basis of preparation set out in Sections 1 and 3 of the 2004 IFRS Transition Information, which describe how IFRS have been applied under IFRS 1, including the assumptions management has made about the standards and interpretations expected to be effective, and the policies expected to be adopted when management prepares the first complete set of IFRS consolidated financial statements of the Company as of and for the year ended December 31, 2005. Our report dated November 15, 2005 with respect thereto is also incorporated by reference in the Offering Circular and includes the following emphasis paragraphs:
“Without qualifying our opinion, we draw your attention to:

•	Introduction “Transition to the IFRS” to the 2004 IFRS financial information which explain why the comparative information to be disclosed in the consolidated financial statements for the period ending December, 31, 2005 may differ from the information provided in the accompanying interim consolidated financial statements,;

•	introduction “transition to IFRS” and notes 3.11 and 4.5 h) to the 2004 IFRS financial information which describe the reasons and the nature of the restatements of the 2004 IFRS financial information as of December 31, 2004 accompanying our special purpose audit report dated May 11, 2005 and their impacts of the profit and loss of the Company.
Moreover, we draw attention to the fact that the Company has prepared the 2004 IFRS financial information as part of its conversion to IFRS, as adopted in the European Union for the preparation of consolidated financial statements for the year ending 2005. The 2004 IFRS financial information does not constitute a complete set of consolidated IFRS financial statements and therefore does not provide a fair presentation of the Company’s financial position, results of operations and cash flows in accordance with IFRS.”
This letter is being furnished in reliance upon your representation to us that:
a. You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933 (the “Act”).
b. In connection with the offering of the Shares, the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of securities were being registered pursuant to the Act.
In connection with the Offering Circular:
1. We are independent statutory auditors with respect to the Company as required by the laws of the French Republic and under the professional rules of the “Compagnie Nationale des Commissaires aux Comptes” and independent registered public accountants with respect to the Company within the meaning of the Act, as amended, and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States)(the “PCAOB”).
2. In our opinion, the consolidated financial statements and financial statement schedules audited by us and included in the 2004 Form 20-F and the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934, as amended, and the related rules and regulations adopted by the SEC.
3. We have not audited any consolidated financial statements of the Company as of any date or for any period subsequent to December 31, 2004. The purpose (and, therefore, the scope) of our audit for the year ended December 31, 2004 was to enable us to express our opinion on the consolidated financial statements as of December 31, 2004 and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet, unaudited consolidated statements of operations and cash flows as of September 30, 2005 and for the nine months then ended or on the financial position, results of operations or cash flows of the Company and its subsidiaries as of any date or for any period subsequent to December 31, 2004.
4. For purposes of this letter, we have read the 2005 minutes of the meetings of the shareholders, of the Board of Directors of the Company as set forth in the minute books through November 9, 2005,

officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to November 9, 2005, as follows (our work did not extend to the period from November 10, 2005 to November 15, 2005 inclusive).
5. With respect to the period from January 1, 2005 to September 30, 2005, we have:
(i) performed in accordance with Professional Practice Guide dated July 13, 2005 adopted by the "Conseil National” of the “Compagnie Nationale des Commissaires aux Comptes” the procedures specified under Standard 3-101 issued by the “Compagnie Nationale des Commissaires aux Comptes” for a review of interim consolidated financial statements on the unaudited consolidated interim balance sheet as of September 30, 2005 and related unaudited consolidated interim statements of operations and of cash flows for the nine months ended September 30, 2005 and September 30, 2004 included in the Offering Circular (the “Unaudited consolidated interim financial statements”) and
(ii) inquired of certain officials of the Issuer who have responsibility for financial and accounting matters as to whether the Unaudited consolidated interim financial statements” referred to under (i) above were prepared as part of the Issuer’s transition to IFRS in accordance with the basis of preparation set out in Note 1 to such unaudited consolidated interim financial statements.
Nothing came to our attention as result of the foregoing procedures that would cause us to believe the the Unaudited consolidated interim financial statements do not present fairly in all material respects the financial position of the Issuer and its operations as of and for the nine months ended September 30, 2005 as part of the Issuer’s transition to IFRS in accordance with the basis of preparation set out in Note 1 to such unaudited consolidated interim financial statements. Without qualifying our conclusion, we draw your attention to:
•	note “presentation of financial information” and note 1 to the interim consolidated financial statements which presents the options used for disclosure of interim consolidated financial statements as of September 30, 2005, that do not include all the information required in the notes by IFRS as adopted in the European Union and that would allow to give a true and fair view of the financial position of the group and the result of its operations according to that framework;

•	note “presentation of financial information” and note 1 to the interim consolidated financial statements which explain why the comparative information to be disclosed in the consolidated financial statements for the period ending December 31, 2005 and in the interim consolidated financial statements for the nine-month period ending September 30, 2006 may differ from the information provided in the accompanying interim consolidated financial statements;

•	note 1 — “Summary of significant accounting policies” and note 6 — “financial debt” to the interim consolidated financial statements which describe the accounting policies adopted for the treatment in profit and loss statement of an expense of €38 million related to the change in fair value of the conversion option embedded in the convertible debt denominated in US dollar.
6. With respect to the period from October 1, 2005 to November 9, 2005, Company officials have advised us that no financial statements as of any date or for any period subsequent to September 30, 2005 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after September 30, 2005 have, of necessity, been limited to inquiring of Company officials who have responsibility for financial and accounting matters as to whether, at November 9, 2005, there was any change in Common stock or Shareholders’ equity or any increase in Net debt, defined as Financial debt (excluding fair value of embedded equity conversion option) less Cash and cash equivalents, measured in accordance with IFRS on a consistent basis as compared with the corresponding amounts shown on the September 30, 2005 unaudited consolidated balance sheet referred to in the introductory paragraphs to this letter and incorporated by reference in the Offering Circular.

On the basis of these inquiries and our reading of the minutes as described in 4 above, nothing came to our attention that would cause us to believe that, at November 9, 2005, there was any change, except as disclosed in the Offering Circular in Common stock, or any increase in excess of €75 million in Net debt, defined as Financial debt (excluding fair value of embedded equity conversion option) less Cash and cash equivalents measured in accordance with IFRS on a consistent basis as compared with the corresponding amounts shown on the September 30, 2005 unaudited consolidated balance sheet referred to in the introductory paragraphs to this letter and incorporated by reference in the Offering Circular.
6. For purposes of this letter, we have also read the items identified by you on the attached pages of the Offering Circular and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:
A	Compared the numbers and Euros amounts to amounts in the Audited Financial Statements incorporated by reference in the Offering Circular and found such amounts to be in agreement after giving effect to rounding if applicable.

B	Compared the Euros amounts to amounts in the unaudited consolidated interim financial statements as of and for the nine months ended September 30, 2005 included or incorporated by reference in the Offering Circular and found such amounts to be in agreement after giving effect to rounding if applicable.

C	Compared the Euros amounts to amounts in the 2004 IFRS Transition Information incorporated by reference in the Offering Circular and found such amounts to be in agreement after giving effect to rounding if applicable.

D	Compared the Euros amounts not derived directly from the Audited Financial Statements, the unaudited consolidated interim financial statements as of and for the nine months ended September 30, 2005 or from the 2004 IFRS Transition Information included or incorporated by reference in the Offering Circular to amounts in the Company’s accounting records and found such amounts to be in agreement after giving effect to rounding if applicable.

E	Compared the Euros amounts to amounts not derived directly from the Audited Financial Statements, the unaudited consolidated interim financial statements as of and for the nine months ended September 30, 2005 or from the 2004 IFRS Transition Information included or incorporated by reference in the Offering Circular and that could not be compared directly to amounts in the Company’s accounting records, to amounts in analyses prepared by the Company from its accounting records and found such amounts to be in agreement after giving effect to rounding if applicable.

F	Proved the arithmetic accuracy of the percentages or amounts based on data in the audited consolidated financial statements, unaudited consolidated interim financial statements, IFRS transition information, accounting records and analyses referred to in A, B, C, D and E above, respectively.

G	Proved the arithmetic accuracy of the convenience translation from Euros to U.S. dollars, using the exchange rate referred to in the Offering Circular (No representation is made that the Euros amounts could have been, or could be converted to U.S. dollars at these rates or at any other rates).

H	We read the unaudited pro forma consolidated balance sheet as of December 31, 2004 and the unaudited pro forma statement of income of the Company for the nine months ended September 30, 2005 and for the year ended December 31, 2004 (the “Pro Forma Financial

Information”) and inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether all significant assumptions regarding the acquisition of Exploration Resources ASA by the Company had been reflected in the pro forma adjustments and whether the Pro Forma Financial Information has been prepared in compliance with the accounting policies of the Company reflected in its 2004 IFRS Transition Financial Information.

Those officials referred to above stated, in response to our inquiries, that (i) all significant assumptions had been reflected in the pro forma adjustments so that the Pro Forma Financial Information is properly compiled on the basis stated in the Offering Circular and (ii) that basis is consistent with the accounting policies of the Company reflected in the 2004 IFRS Transition Financial Information. Such Pro Forma Financial Information was not prepared and shall not be construed as prepared in accordance with Article 11 of SEC Regulation S-X.

The foregoing procedures are less in scope than an examination, the objective of which is the expression of an opinion on management’s assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly we do not express such an opinion for purpose of the International Offering and make no representation about the sufficiency of the foregoing procedures for your purposes in this comfort letter.
7. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraphs of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, nor for any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those covered by the procedures enumerated above, and, accordingly, we express no opinion thereon.
8. It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also such procedures would not necessarily reveal any material misstatement of the information identified in the preceding paragraphs as set forth in the Offering Circular. Further, we have addressed ourselves solely to the foregoing data and make no representations as to the adequacy of disclosures or whether any material facts have been omitted.
9. The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards in France and/or the auditing standards of the PCAOB. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.
10. We make no representation as to whether the International Offering will take place or the number of the Shares to be sold in the International Offering.
11. This letter, including its attachment, is solely for the information of the Company and to assist the Managers in conducting and documenting their investigation of the affairs of the Company in connection with the International Offering of the Shares covered by the Offering Circular, and it is not to be used, circulated, quoted, or otherwise referred to within or without the Managers’ group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Circular or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the International Offering of the Shares covered by the Offering Circular.

12. This letter shall be governed by, and construed in accordance with French law. The courts of France (represented by the Cour d’Appel de Paris) shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning this letter and any matter arising from it. Each party irrevocably waives any right it may have to object an action being brought in those Courts, to claim that the action has been brought in an inconvenient forum, or to the claim that those Courts do not have jurisdiction.
Very truly yours,

BARBIER FRINAULT & AUTRES	MAZARS & GUERARD
ERNST & YOUNG Audit	MAZARS

Represented by	Represented by

Pascal Macioce	Philippe Castagnac

Exhibit 6(b)
Form of Comfort Letter from Ernst & Young AS
[Ernst & Young AS Letterhead]
Exploration Resources
and
Compagnie Générale de Géophysique
For the attention of the Board of Directors
1, rue Léon Migaux
91341 Massy Cedex
France
     And
BNP Paribas
16 boulevard des Italiens
75009 Paris
and
Credit Suisse First Boston (Europe) Limited
One Cabot Square
London, England E144QJ
on their own behalf and as representatives of the several managers (the “Managers”) in connection with the international offering of up to xxx ordinary shares issued by Compagnie Générale de Géophysique (the “Shares”).
November 15, 2005
Dear Sirs,
We have audited in accordance with the Norwegian Act on Auditing and Auditors and auditing standards and practices generally accepted in Norway (“Norwegian GAAS”) the consolidated financial statements of Rieber Shipping ASA as of December 31, 2004 and for the year then ended. These consolidated financial statements were prepared in accordance with accounting standards, principles and practices generally accepted in Norway (“Norwegian GAAP”). Our report dated February 17, 2005 with respect thereto is included in the prospectus of Exploration Resources filed with the Oslo Stock Exchange on February 17, 2005.
Exploration Resources prepared its 2004 pro forma condensed income statement and balance sheet in accordance with Norwegian GAAP as they were included in the registration document filed with the Oslo Stock Exchange on February 17, 2005 as a carve-out from Rieber Shipping ASA audited consolidated financial statements as of and for the year ended December 31, 2004 prepared in accordance with Norwegian GAAP.
For purpose of the “Unaudited condensed pro forma consolidated financial information” of Compagnie Générale de Géophysique (“CGG”) included in the International Offering Circular dated November 15, 2005 prepared by CGG in connection with the offering of up to xx ordinary shares issued by Compagnie Générale de Géophysique (the “Shares”), Exploration Resources applied accounting principles adjustments to its 2004 pro forma balance sheet and income statement and to its nine months ended September 30, 2005 income statement to reflect such statements on a consistent International Financial Reporting Standards (IFRS) basis as part of CGG transition to IFRS as described under note entitled “Financial statements used to prepare the pro forma financial data” in the “Unaudited condensed pro forma consolidated financial information” included in the International Offering Circular. The resulting 2004 pro forma balance sheet and income statement of Exploration Resources appear under the column “Exploration Resource Group pro forma” in the tables entitled “Unaudited pro forma balance sheet as at December 31, 2004” and “Unaudited pro forma statement of operations for the year ended December 31, 2004” respectively which are included in the “Unaudited condensed pro forma consolidated financial information” of CGG included in the International Offering Circular.
In connection with the International Offering Circular of CGG referred to above:
1. We are independent auditors with respect to Exploration Resources ASA and with respect to Compagnie Générale de Géophysique as required by Norwegian law.
2. We have not audited any consolidated financial statements of Exploration Resources as of any date or for any period subsequent to its inception on January 1, 2005. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet and unaudited consolidated statement of income as of September 30, 2005 and for the nine months then ended or on the financial position, results of operations or cash flows of the Company and its subsidiaries as of any date or for any period subsequent to its inception on January 1, 2005.
3. For purposes of this letter, we have read the 2005 minutes of the meetings of the shareholders and of the Board of Directors of Exploration Resources as set forth in the minute books through November 9, 2005, officials of Exploration Resources having advised us that the minutes of all such meetings through that date were set forth therein, except for the meetings of the Board of Directors held on [x], 2005, for which minutes have not been approved. With respect to the meetings held on [x], 2005 we have reviewed the draft minutes including a summary of the topics discussed at the meeting. We have carried out other procedures to November 9, 2005, as follows (our work did not extend to the period from November 10, 2005 to November 15, 2005 inclusive):
a. With respect to the opening balance sheet as of January 1, 2005, we have audited the accompanying preliminary opening IFRS balance sheet and related notes of the Exploration Resources ASA as at 1 January 2005 presented in Norwegian kroner included in the attached “Transition to International Financial Reporting Standards” document prepared by Exploration Resources (the “Opening Balance Sheet”). This Opening Balance Sheet is the responsibility of the company’s management. It has been prepared as part of Exploration Resources conversion to IFRS. Our responsibility is to express an opinion on this Opening Balance Sheet based on our audit.

We conducted our audit in accordance with International Standards on Auditing (ISA 800). Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the Opening Balance Sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Opening Balance Sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Opening Balance Sheet. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, except for the absence of a comprehensive explanatory footnotes on the assets and liabilities balances, the Opening Balance Sheet as at 1 January 2005 has been prepared, in all material respects, in accordance with the basis set out in Notes 1 to 3, which describes how IFRS have been applied under IFRS 1, including the assumptions management has made about the standards and interpretations published as at September 30, 2005, and the policies expected to be adopted, when management prepares its first complete set of IFRS financial statements as at 31 December 2005.
Without further qualifying our opinion we draw attention to the fact that, under IFRS, only a complete set of financial statements comprising a balance sheet, income statement, statement of changes in equity, and cash flow statement, together with comparative financial information and explanatory notes, can provide a fair presentation of the Company’s financial position, results of operations and cash flows in accordance with IFRS. We also draw attention to the fact that Notes 1 to 3 explain why there is a possibility that the Opening Balance Sheet may require adjustments before constituting the final opening IFRS balance sheet.

b. With respect to the period from January 1, 2005 to September 30, 2005, we have:

(1) read the unaudited consolidated balance sheet as of September 30, 2005 and the unaudited consolidated statement of income for the nine months ended September 30, 2005 translated into Euros as the reporting currency of CGG, in which currency the unaudited consolidated statement of income is included under the column “Exploration Resources Group” in the tabular presentation of the pro forma financial information of CGG (i.e. the “Unaudited condensed pro forma consolidated financial information” of CGG) presented in the International Offering Circular; and

(2) inquired of certain officials of Exploration Resources who have responsibility for financial and accounting matters as to whether the unaudited consolidated balance sheet and income statement referred to under b.(1) above have been prepared, in all material respects, in accordance with the basis of preparation set out in Note “Financial statements used to prepare the pro forma financial data” to the pro forma financial information of Compagnie Générale de Géophysique (i.e. the “Unaudited condensed pro forma consolidated financial information” of CGG) in the International Offering Circular which describes how IFRS have been applied under IFRS 1, consistent with IFRS standards and interpretations as published as at September 30, 2005.

Those officials stated that the unaudited consolidated financial balance sheet and statement of income of Exploration Resources described in a.(1) above have been prepared, in all material respects, in accordance with the basis of preparation set out in Note “Financial statements used to prepare the pro forma financial data” to the pro forma financial information of Compagnie Générale de Géophysique (i.e. the “Unaudited condensed pro forma consolidated financial information” of CGG) in the International Offering Circular which describes how IFRS have been applied under IFRS 1, consistent with IFRS standards and interpretations as published as at September 30, 2005. We draw your attention to the fact that there is a possibility that the opening balance sheet and interim financial statements may require adjustment before constituting the final opening IFRS balance sheet and interim financial statements. We make no representations regarding the nature or amounts of the adjustments, if any, necessary for the unaudited consolidated financial information to comply with IFRS as at December 31, 2005. Further, under IFRS, only a complete set of financial statements comprising a balance sheet, income statement, statement of changes in equity, and cash flow statement, together with comparative financial information and explanatory notes, present fairly, in all material respects, the Company’s financial position, results of operations and cash flows in accordance with IFRS.

4. For purposes of this letter, we have also read the items identified by you on the attached pages of the International Offering Circular and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:
A	Compared the Euros amounts to amounts in the unaudited consolidated balance sheet as of September 30, 2005 and the unaudited consolidated statement of income for the nine months ended September 30, 2005 and found such amounts to be in agreement after giving effect to rounding if applicable.

B	Read the unaudited pro forma consolidated balance sheet of Exploration Resources as of December 31, 2004 and the unaudited pro forma statement of income of Exploration Resources for the year ended December 31, 2004 and the translation of such pro forma balance sheet and statement of income into Euros as the reporting currency as they are included under the column “Exploration Resource Group pro forma” in the tables entitled “Unaudited pro forma balance sheet as at December 31, 2004” and “Unaudited pro forma statement of operations for the year ended December 31, 2004” respectively which are included in the “Unaudited condensed pro forma consolidated financial information” of CGG included in the International Offering Circular and inquired of certain officials of Exploration Resources who have responsibility for financial and accounting matters as to whether (i) all significant assumptions regarding the operations, assets and liabilities of Exploration Resources prior to its inception as a separate stand alone company on January 1, 2005 had been reflected in the pro forma adjustments and (ii) the pro forma balance sheet and statement of income of Exploration Resources as of and for the year ended December 31, 2004 have been prepared in compliance with the basis of preparation set out in Note “Financial statements used to prepare the pro forma financial data” to the pro forma financial information of Compagnie Générale de Géophysique (i.e. the “Unaudited condensed pro forma consolidated financial information” of CGG) in the International Offering Circular.

Those officials referred to above stated, in response to our inquiries, that (i) all significant assumptions had been reflected in the pro forma adjustments so that the pro forma balance sheet and statement of income of Exploration Resources as of and for the year ended December 31, 2004 are properly compiled on the basis stated in the International Offering Circular and (ii) that basis is consistent with the basis of preparation set out in Note “Financial statements used to prepare the pro forma financial data” to the pro forma financial information of Compagnie Générale de Géophysique (i.e. the “Unaudited condensed pro forma consolidated financial information” of CGG) in the International Offering Circular.

The pro forma balance sheet and statement of income of Exploration Resources as of and for the year ended December 31, 2004 were not prepared and shall not be construed as prepared in accordance with Article 11 of SEC Regulation S-X.

The foregoing procedures are less in scope than an examination, the objective of which is the expression of an opinion on management’s assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly we do not express such an opinion for purpose of the International Offering Circular and make no representation about the sufficiency of the foregoing procedures for your purposes in this comfort letter.
5. It should be understood that we have no responsibility for establishing (and did not establish) the scope and nature of the procedures enumerated in paragraphs 2 through 4 above; rather, the procedures enumerated therein are those that the requesting party asked us to perform. Accordingly, we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also such procedures would not necessarily reveal any material misstatement of the information identified in the preceding paragraphs as set forth in the International Offering Circular. Further, we have addressed ourselves solely to the foregoing data and make no representations as to the adequacy of disclosures or whether any material facts have been omitted. This letter relates only to the financial statement items of Exploration Resources specified above and does not extend to any financial statement of Exploration Resources taken as a whole.
6. The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards in Norway, International Standards on Auditing and/or the auditing standards of the PCAOB. Had we performed additional procedures or had we conducted an audit or a review of Exploration Resources condensed consolidated financial statements as of and for the nine months ended September 30, 2005 in accordance with International Standards on Auditing, other matters might have come to our attention that would have been reported to you.
7. These procedures should not be taken to supplant any additional inquiries or procedures that you would undertake in your consideration of the proposed offering.
8. We make no representation as to whether the offering of the Shares will take place or the number of the Shares to be sold in the offering.
9. This letter, including its attachment, is solely [for the information of Exploration Resources and Compagnie Générale de Géophysique and] to assist the Managers in conducting and documenting their investigation of the affairs of Compagnie Générale de Géophysique in connection with the offering of the Shares covered by the International Offering Circular, and it is not to be used, circulated, quoted, or otherwise referred to within or without the Managers group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the International Offering Circular or any other document, except that reference may be made to it in the [underwriting agreement] or in any list of closing documents pertaining to the Offering of the Shares covered by the International Offering Circular.
10. We have no responsibility to update this letter for events and circumstances occurring after November 9, 2005.
Very truly yours,

Exhibit 6(d)
Form of Opinion and Negative Comfort Letter from Linklaters

Exhibit 6(e)
Form of Opinion from Internal Counsel for the Company